UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

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FORTINET, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 10, 2019

Supplement to Definitive Proxy Statement Relating to 2019 Annual Meeting of Stockholders

This proxy statement supplement, dated June 10, 2019, supplements the definitive proxy statement (the “Proxy Statement”) of Fortinet, Inc. (“Fortinet”) filed with the Securities and Exchange Commission on April 30, 2019, relating to Fortinet’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) to be held at 899 Kifer Road, Sunnyvale, CA 94086 on Friday, June 21, 2019, at 10:00 a.m. Pacific time.

The purpose of this supplement is to correct an error on page 2 of the Proxy Statement in the section entitled “Questions and Answers About the 2019 Annual Meeting and Procedural Matters.” The answer to the question “Who is entitled to vote at the 2019 Annual Meeting?” incorrectly states the number shares of Fortinet common stock that were outstanding and entitled to vote at the 2019 Annual Meeting as of the Record Date, which was April 24, 2019. At the close of business on the Record Date, there were 170,755,145 shares of Fortinet common stock outstanding and entitled to vote at the 2019 Annual Meeting.

Except for the foregoing, all information set forth in the Proxy Statement remains unchanged.